UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2007 (August 9, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS employer
incorporation)	file number)	identification no.)

44 Vantage Way, Suite 300
Nashville, Tennessee	37228
(Address of principal executive offices)	(Zip code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
As previously disclosed in the press release announcing our operating results for the second quarter 2007, on July 27, 2007, HealthSpring, Inc. (the “Company”) received preliminary notification from The Centers for Medicare and Medicaid Services (“CMS”) of final favorable retroactive risk adjustment payments related to its 2006 Medicare business. We indicated in such release that we would recognize the payments in our financial results upon the completion of our analysis of the information underlying the risk adjustment payments, which we expected to occur in the third quarter. Based on our analysis of the CMS information since the issuance of our earnings release, we have determined that the payment amounts represent reasonable estimates of our final retroactive risk adjustment premiums for 2006, and since we have not yet filed our consolidated financial statements for the second quarter under Form 10-Q, we will recognize the impact of the retroactive risk payments in our second quarter 2007 consolidated financial statements which will be filed in our Form 10-Q for the quarter ended June 30, 2007.
Accordingly, final second quarter 2007 results for the Company improved fourteen cents per share compared with the preliminary results reported in the Company’s earnings press release issued on July 31, 2007. Second quarter consolidated total revenue, which was preliminarily reported as total revenue of $368.2 million, was $383.6 million. Second quarter consolidated net income, which was preliminarily reported as net income of $16.2 million, or $0.28 per diluted share, was $23.8 million, or $0.42 per diluted share. The second quarter 2007 Form 10-Q to be filed by the Company on or before the due date of August 14, 2007 will reflect the updated information.
The Company’s current annual guidance (as included in its most recent earnings release) contemplated recording the final retroactive risk adjustment payments in the three months ended September 30, 2007. As such, the Company is not revising its current full year 2007 earnings outlook. The Company does not provide quarterly guidance.
From time to time through the balance of August 2007 and the first half of September 2007, senior members of the Company’s management team will be meeting with investors and analysts. Those discussions will focus on the Company’s publicly disclosed business strategy and will include a reaffirmation of the Company’s publicly disclosed financial expectations, as discussed above.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this filing that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding explanations for medical cost trends, estimated CMS risk adjustment payments, timing of Part D benefits costs, Medicare-commercial premium revenue mix, estimates of retroactive risk rate adjustments, and earnings, membership, and MLR guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

The following important factors could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate and calculate Part D risk corridor adjustments; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; the reconciliation of Part D claims files errors; costs associated with information and data systems conversions and compliance with regulatory mandates; recent management changes; changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of important factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. - Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s Quarterly Reports on Form 10-Q. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: August 9, 2007